EXHIBIT 23.1

G. Ross McDonald*
Chartered Accountant

*Denotes incorporated professional	Suite 1402, 543 Granville Street
Vancouver, B.C. V6C 1X8
Tel: (604) 685-8646
Fax: (604) 684-6334

CONSENT OF INDEPENDENT AUDITORS

I consent to the reference to my firm under the caption “Financial Information” and to the use of my report dated March 11, 2004 included in the Form 20-F – Registration Statement pursuant to Section 12(g) of the Securities Exchange Act of 1934 of Coastport Capital Inc. for the registration of shares of its common stock.

“G. Ross McDonald” (signed)

G. ROSS MCDONALD
Chartered Accountant

Suite 1402
543 Granville Street
Vancouver, B.C.
Canada V6C 1X8

March 9, 2005